Exhibit 10.2

INTERCREDITOR AGREEMENT

between

[   ]

and

[   ]

Dated as of July [__], 2012

TABLE OF CONTENTS

SECTION 1. Definitions.		2
1.1.	Defined Terms.	2
1.2.	Terms Generally.	7

SECTION 2. Lien Priorities.		7
2.1.	Relative Priorities.	7
2.2.	Perfection.	7
2.3.	Prohibition on Contesting Liens.	8
2.4.	New Liens.	8
2.5.	Similar Liens.	8
2.6.	Gratuitous Bailee for Perfection.	8

SECTION 3. Enforcement.		10
3.1.	Exercise of Collateral Remedies.	10

SECTION 4. Payments.		11
4.1.	Application of Proceeds.	11

SECTION 5. Other Agreements.		12
5.1.	Insurance.	12
5.2.	Amendments to [] Loan Documents and [] Loan Documents.	12
5.3.	Rights As Unsecured Creditors.	13
5.4.	When Discharge of [] Obligations Deemed to Not Have Occurred.	14
5.5.	When Discharge of [] Obligations Deemed to Not Have Occurred.	14

SECTION 6. Insolvency or Liquidation Proceedings.		14
6.1.	[Reserved].	14
6.2.	No Waiver.	14
6.3.	Distribution of Debt Obligations.	15
6.4.	Post-Petition Claims.	15
6.5.	Effectiveness in Insolvency or Liquidation Proceedings.	15

SECTION 7. Consent; Reliance; Waivers; Etc.		15
7.1.	Consent to [] Loan Agreement.	15
7.2.	Reliance.	15
7.3.	No Warranties or Liability.	16
7.4.	No Waiver of Lien Priorities; Marshaling.	16
7.5.	Obligations Unconditional.	17

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SECTION 8. Miscellaneous.		17
8.1.	Conflicts.	17
8.2.	Effectiveness; Continuing Nature of this Agreement; Severability.	17
8.3.	Amendments; Waivers.	18
8.4.	Information Concerning Financial Condition of the Grantors and their Subsidiaries.	18
8.5.	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.	19
8.6.	Notices.	20
8.7.	Further Assurances.	20
8.8.	APPLICABLE LAW.	20
8.9.	Successors and Assigns.	20
8.10.	Headings.	21
8.11.	Counterparts.	21
8.12.	Authorization.	21
8.13.	No Third Party Beneficiaries.	21
8.14.	Provisions Solely to Define Relative Rights.	21

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of July [__] 2012, and entered into by and between [   ], a Delaware limited partnership, including its successors and assigns from time to time (“[   ]”) and [   ], an Illinois limited liability company, including its successors and assigns from time to time (“[   ]”).  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, Tel-Instrument Electronics Corp., a New Jersey corporation (the “Borrower”), and [   ], in its capacity as a purchaser, have entered into that certain Securities Purchase Agreement, dated as of September 10, 2010, by and between the Borrower and [   ], as amended by Amendment No. 1 thereto dated as of November 30, 2010, Amendment No. 2 thereto dated as of February 10, 2011, Amendment No. 3 thereto dated as of April 14, 2011, and Amendment No. 4 thereto dated as of December 9, 2011 (as amended, restated, supplemented, modified or Refinanced from time to time, the “[   ]”).

WHEREAS, the Borrower and [   ], in its capacity as a purchaser, have entered into that certain Securities Purchase Agreement, dated as of July __, 2012, by and between the Borrower and [   ] (as amended, restated, supplemented, modified or Refinanced from time to time, the “[   ] Loan Agreement”);

WHEREAS, the obligations of the Borrower under the [   ] Loan Agreement are secured by substantially all of the assets of the Borrower pursuant to the terms of the [   ] Collateral Documents;

WHEREAS, the obligations of the Borrower under the [   ] Loan Agreement will be secured by substantially all of the assets of the Borrower pursuant to the terms of the [   ] Collateral Documents; and

WHEREAS, in order to induce the [   ] Claimholders and [   ] Claimholders to extend credit and other financial accommodations to or for the benefit of the Borrower, or any other Grantor, the Claimholders have agreed to the intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.

1.1. Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency or similar federal, state or foreign law for the relief of debtors.

“[   ] Claimholders” means, at any relevant time, the holders of [   ] Obligations at such time, including the [   ] Lenders and any agent of the [   ] Lenders under the [   ] Loan Agreement.

“[   ] Collateral” means all of the assets and property of any kind whatsoever of any Grantor, whether real or personal or mixed, tangible or intangible, with respect to which a Lien is granted as security for any [   ] Obligations.

“[   ] Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any [   ] Obligations or under which rights or remedies with respect to such Liens are governed.

“[   ] Lender” means [   ] and any other “Purchaser” under and as defined in the [   ] Loan Agreement.

“[   ] Loan Agreement” means (i) the [   ] Loan Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance in whole or in part the indebtedness and other obligations outstanding under the (x) [   ] Loan Agreement or (y) any subsequent [   ] Loan Agreement, in each case as permitted in accordance with the terms hereof.  Any reference to the [   ] Loan Agreement hereunder shall be deemed a reference to any [   ] Loan Agreement then in existence.

“[   ] Loan Documents” means the [   ] Loan Agreement and the “Transaction Documents” (as defined in the [   ] Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other [   ] Obligation, and any other document or instrument executed or delivered at any time in connection with any [   ] Obligations, including any intercreditor or joinder agreement among holders of [   ] Obligations, to the extent such are effective at the relevant time, as each may be amended or modified from time to time in accordance with this Agreement.

“[   ] Obligations” means all Obligations outstanding under (i) the [   ] Loan Agreement and (ii) the other [   ] Loan Documents.  “[   ] Obligations” shall include (x) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) on [   ] Obligations in accordance with the rate specified in the relevant [   ] Loan Document and (y) all out-of-pocket fees, costs and charges incurred in connection with [   ] Obligations and as provided for under the [   ] Loan Documents, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding, irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” has the meaning set forth in the [   ] Loan Agreement.

“Claimholders” means, collectively, the [   ] Claimholders and [   ] Claimholders, each being sometimes referred to herein individually as a “Claimholder”.

“Collateral” means all of the assets and property of any kind whatsoever of any Grantor, whether real or personal or mixed, tangible or intangible, constituting both [   ] Collateral and [   ] Collateral.

“Discharge of [   ] Obligations” means, except to the extent otherwise provided in Section 5.4 and subject to Section 2.1, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness outstanding under the [   ] Loan Documents  and termination of all commitments to lend or otherwise extend credit under the [   ] Loan Documents, and (ii) payment in full in cash of all other [   ] Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding); provided, that, if after receipt of any payment of, or application of the proceeds of any Collateral to the repayment of, all or any part of the [   ] Obligations, any [   ] Claimholder is required to surrender such payment or proceeds to any Person for any reason, then the [   ] Obligations or any part thereof intended to be satisfied shall be reinstated and the Discharge of [   ] Obligations shall be deemed not to have occurred.

“Discharge of [   ] Obligations” means, except to the extent otherwise provided in Section 5.4 and subject to Section 2.1, (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all indebtedness outstanding under the [   ] Loan Documents  and termination of all commitments to lend or otherwise extend credit under the [   ] Loan Documents, and (ii) payment in full in cash of all other [   ] Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding); provided, that, if after receipt of any payment of, or application of the proceeds of any Collateral to the repayment of, all or any part of the [   ] Obligations, any [   ] Claimholder is required to surrender such payment or proceeds to any Person for any reason, then the [   ] Obligations or any part thereof intended to be satisfied shall be reinstated and the Discharge of [   ] Obligations shall be deemed not to have occurred.

“[   ] Claimholders” means, at any relevant time, the holders of the [   ] Obligations at such time, including the [   ] Lenders and any agent of the [   ] Lenders under the [   ] Loan Agreement.

“[   ] Collateral” means all of the assets and property of any kind whatsoever of any Grantor, whether real or personal or mixed, tangible or intangible, with respect to which a Lien is granted as security for any [   ] Obligations.

“[   ] Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any [   ] Obligations or under which rights or remedies with respect to such Liens are governed.

“[   ] Lenders” means [   ] and any other “Purchaser” under and as defined in the [   ] Loan Agreement.

“[   ] Loan Agreement” means (i) the [   ] Loan Agreement, (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, Refinance in whole or in part the indebtedness and other obligations outstanding under the [   ] Loan Agreement or other agreement or instrument referred to in this clause (ii), in each case as permitted in accordance with the terms hereof.  Any reference to the [   ] Loan Agreement hereunder shall be deemed a reference to any [   ] Loan Agreement then in existence.

“[   ] Loan Documents” means the [   ] Loan Agreement and the Transaction Documents (as defined in the [   ] Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other [   ] Obligation, and any other document or instrument executed or delivered at any time in connection with any [   ] Obligations, as the same may be amended or modified from time to time in accordance with this Agreement.

“[   ] Obligations” means all Obligations outstanding under the [   ] Loan Agreement and the other [   ] Loan Documents.  “[   ] Obligations” shall include (i) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant [   ] Loan Document and (ii) all out-of-pocket fees, costs and charges incurred in connection with the [   ] Loan Documents and provided for thereunder, in each case whether before or after commencement of an Insolvency or Liquidation Proceeding irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Exercise of Collateral Remedies” shall mean any of the following (a) any action by any Claimholder to foreclose on the Lien of such Person in any Collateral, (b) any action by any Claimholder to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, (c) the taking of any other actions by a Claimholder against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any secured creditor of any legal proceedings or actions against or with respect to any Grantor or any of such Grantor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c), including the commencement of any Insolvency or Liquidation Proceeding.

“Grantors” means the Borrower and each of the Guarantors that has executed and delivered, or may from time to time hereafter execute and deliver, a [   ] Collateral Document or a [   ] Collateral Document.

“Guarantors” means any present or future guarantor of all or any part of the [   ] Obligations or the [   ] Obligations.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Lenders” shall mean, collectively, [   ] Lenders and [   ] Lenders, each being sometimes referred to herein individually as a “Lender.”

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Obligations” means any and all obligations, liquidated or contingent, with respect to the payment of (i) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest and premiums accruing after the filing of a petition initiating any proceeding under the Bankruptcy Laws irrespective of whether a claim for such interest or premium is allowed or allowable in such proceeding, (ii) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness, including fees, costs and other charges accruing or incurred after the filing of a petition initiating any proceeding under the Bankruptcy Laws irrespective of whether a claim for such fees, costs and other charges is allowed or allowable in such proceeding, and (iii) any obligation to provide cash collateral in respect of letters of credit or any other indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Refinance” means, in respect of any indebtedness, to refinance, replace or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Standstill Period” means the period beginning on the earlier of (x) March 31, 2013 and (y) the date any [   ] Claimholder notifies [   ] that there is an Event of Default (under and as defined in the [   ] Loan Agreement) and ending on the earliest of:

(i)	the passage of 30 days from such date;

(ii)	the filing of an Insolvency or Liquidation Proceeding involving any Grantor; or

(iii)	the Discharge of [ ] Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2. Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified to the extent not prohibited by the terms hereof, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.	Lien Priorities.

2.1. Relative Priorities.

Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the [   ] Obligations granted on the Collateral or of any Liens securing the [   ] Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law, the [   ] Claimholders and the [   ] Claimholders, hereby agree that, subject to the terms of this Agreement:  (a) any Lien on the Collateral securing any [   ] Obligations now or hereafter held by or on behalf of any [   ] Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects to any Lien on the Collateral securing any of the [   ] Obligations and (b) any Lien on the Collateral now or hereafter held by or on behalf of any [   ] Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects to all Liens on the Collateral securing any [   ] Obligations.

2.2. Perfection.

Each Claimholder shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Claimholder has been granted a Lien.  The foregoing provisions of this Agreement are intended solely to govern the pari passu basis of the Liens as among the Claimholders and shall not impose on any Claimholder any obligations in respect of the disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.3. Prohibition on Contesting Liens.

The [   ] Claimholders, on the one hand, and the [   ] Claimholders, on the other hand, agree that they shall not (and hereby waive any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the [   ] Claimholders in the [   ] Collateral or by or on behalf of any of the [   ] Claimholders in the [   ] Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Claimholder to enforce this Agreement, including the pari passu basis of the Liens securing the [   ] Obligations and [   ] Obligations as provided in Sections 2.1 and 3.1.

2.4. New Liens.

(a) So long as any [   ] Obligations remain outstanding, and subject to Section 6, each Grantor agrees that if it grants any Lien on any of its assets, or permits any of its Subsidiaries to grant a Lien on any of its assets, in favor of the [   ] Claimholders, it, or such Subsidiary, shall grant a similar Lien on such assets in favor of the [   ] Claimholders.

(b) Until the date upon which the Discharge of [   ] Obligations shall have occurred, each Grantors agrees that if it grants any Lien on any of its assets, or permits any of its Subsidiaries to grant a Lien on any of its assets, in favor of the [   ] Claimholders, it, or such Subsidiary, shall grant a similar Lien on such assets in favor of the [   ] Claimholders.

2.5. Similar Liens.

The parties hereto agree that it is their intention that the [   ] Collateral and the [   ] Collateral be identical.  In furtherance of the foregoing and of Section 8.7, the parties hereto agree, subject to the other provisions of this Agreement, upon request by a majority-in-interest of [   ] Lenders or a majority-in-interest of the [   ] Lenders, to cooperate in good faith, at the Grantors’ expense, from time to time in order to determine (i) the specific items included in the [   ] Collateral and the [   ] Collateral and the steps taken to perfect their respective Liens thereon and (ii) the identity of the respective parties obligated under the [   ] Loan Documents and the [   ] Loan Documents.

2.6. Gratuitous Bailee for Perfection.

(a) [   ] agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for itself and as gratuitous bailee for [   ] (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the [   ] Loan Documents and [   ] Loan Documents, respectively, subject to the terms and conditions of this Section 2.6.  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of [   ], [   ] agrees to also hold control over such deposit accounts as gratuitous agent for [   ], subject to the terms and conditions of this Section 2.6.

(b) [   ] agrees to hold any Pledged Collateral, as collateral agent for itself and as gratuitous bailee for [   ] (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the [   ] Loan Documents and [   ] Loan Documents, respectively, subject to the terms and conditions of this Section 2.6.  Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of [   ], [   ] agrees to also hold control over such deposit accounts as gratuitous agent for [   ], subject to the terms and conditions of this Section 2.6.

(c) Neither [   ] nor [   ] shall have any obligation whatsoever to any other Lender, [   ] Claimholder or [   ] Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.6.  The duties or responsibilities of [   ] under Section 2.6(a) and [   ] under Section 2.6(b) shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 2.6 and delivering the Pledged Collateral to the other party upon the Discharge of the [   ] Obligations or the Discharge of the [   ] Obligations, as applicable, as provided in paragraph (e) below.

(d) Neither [   ] nor [   ] shall have by reason of the [   ] Collateral Documents, the [   ] Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the other Lenders, any [   ] Claimholder or any [   ] Claimholder and each of [   ], the [   ] Claimholders, [   ] and the [   ] Claimholders hereby waive and release [   ] and [   ], as applicable, from all claims and liabilities arising pursuant to the role of [   ] or [   ], as applicable, under this Section 2.6 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral.  It is understood and agreed that the interests of [   ] and [   ] may differ and each of [   ] and [   ] shall be fully entitled to act in its own interest without taking into account the interests of the other.

(e) (i) Upon the Discharge of [   ] Obligations under the [   ] Loan Documents to which [   ] is a party, [   ] shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to [   ] to the extent [   ] Obligations remain outstanding, and second, to the Borrower to the extent no [   ] Obligations or [   ] Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).

(ii) Upon the Discharge of [   ] Obligations under the [   ] Loan Documents to which [   ] is a party, [   ] shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to [   ] to the extent [   ] Obligations remain outstanding, and second, to the Borrower to the extent no [   ] Obligations or [   ] Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).

SECTION 3.	Enforcement.

3.1. Exercise of Collateral Remedies.

(a) Subject to Section 3.1(b), until the Discharge of [   ] Obligations, the [   ] Claimholders shall have, and until the Discharge of [   ] Obligations, the [   ] Claimholders shall have, in each case, the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any [   ] Claimholder (in the case of the [   ] Claimholders) or any [   ] Claimholder (in the case of the [   ] Claimholders); provided, that all such proceedings or other actions are pursued in good faith, that the respective interests of all Claimholders attach to the proceeds thereof and all proceeds of any Exercise of Collateral Remedies are applied as required by Section 4.1.

(b) Notwithstanding anything herein to the contrary, until the expiration of the Standstill Period the [   ] Claimholders will not take any Exercise of Collateral Remedies, provided, that

(i)           the [   ] Claimholders may take any action in order to create, perfect, preserve or protect its Lien on the Collateral,

(ii)           the [   ] Claimholders shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the [   ] Claimholders, including any claims secured by the Collateral, if any, in each case not in contravention of the terms of this Agreement,

(iii)           the [   ] Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, and

(iv)           the [   ] Claimholders shall be entitled to inspect and appraise the Collateral and to receive from the Grantors or third parties information and reports concerning the Collateral, in each case in accordance with the [   ] Loan Documents.

(c)           In exercising rights and remedies with respect to the Collateral, the [   ] Claimholders and the [   ] Claimholders may enforce the provisions of the [   ] Loan Documents or the [   ] Loan Documents, as applicable, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion, provided that all such rights and remedies are exercised in good faith and the proceeds thereof are applied as required by the terms of this Agreement.  Such exercise and enforcement shall include the rights of an agent appointed by the applicable Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(d)           Each of the [   ] Claimholders and the [   ] Claimholders agree that any Collateral or any proceeds of Collateral taken or received by them, solely in connection with the Exercise of Collateral Remedies, will be applied as required by Section 4.1.

(e)           As between the [   ] Claimholders and the Borrower, the [   ] Claimholders shall be entitled to receive all payments of principal, interest, fees, expenses and other amounts due and payable as and when required pursuant to the terms of the [   ] Loan Documents (as in effect on the date hereof or as amended in accordance with this Agreement), provided, that prior to Discharge of [   ] Obligations such amounts are not proceeds of any Collateral received as result of any Exercise of Collateral Remedies by any [   ] Claimholder prior to the expiration of the Standstill Period.  As between the [   ] Claimholders and the Borrower, the [   ] Claimholders shall be entitled to receive all payments of principal, interest, fees, expenses and other amounts due and payable as and when required pursuant to the terms of the [   ] Loan Documents (as in effect on the date hereof or as amended in accordance with this Agreement).

SECTION 4.	Payments.

4.1. Application of Proceeds.

Any Collateral or proceeds of the Exercise of Collateral Remedies and any insurance proceeds in connection with a casualty event or a condemnation award with respect to Collateral, any amounts received under any Guaranty (as defined in the [   ] Loan Documents or the [   ] Loan Documents) and any amounts received under any Subordination Agreement (as defined in the [   ] Loan Documents or the [   ] Loan Documents) (collectively, “Subject Proceeds”) shall be shared among the [   ] Claimholders and the [   ] Claimholders pro rata based upon the aggregate outstanding amount of [   ] Obligations and [   ] Obligations at such time held by each such [   ] Claimholder and [   ] Claimholder.  If at any time any [   ] Claimholder or [   ] Claimholder shall have received any Subject Proceeds in excess of the payments or distributions such [   ] Claimholder or [   ] Claimholder would have been entitled to receive pursuant to the immediately preceding sentence, such [   ] Claimholder or [   ] Claimholder, as applicable, shall hold such excess Subject Proceeds in trust for the benefit of the other [   ] Claimholders or [   ] Claimholders, as applicable, and shall promptly pay over such excess payments or distributions in the form received to the appropriate [   ] Claimholder or [   ] Claimholder.  Notwithstanding any contrary provision herein or any termination of this Agreement, this Section 4.1 shall survive until all of the [   ] Obligations and [   ] Obligations are paid in full in cash or such earlier time as the parties hereto (or their representatives) have agreed in writing to terminate this Section 4.1.

SECTION 5.	Other Agreements.

5.1. Insurance.

As between the [   ] Claimholders, on the one hand, and the [   ] Claimholders on the other, the [   ] Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral.  All proceeds of any such policy and any such award in respect of any Collateral that are payable to the [   ] Claimholders or the [   ] Claimholders shall be paid to the [   ] Claimholders and the [   ] Claimholders in accordance with Section 4.1.

5.2. Amendments to [   ] Loan Documents and [   ] Loan Documents.

(a) The [   ] Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the [   ] Loan Agreement may be Refinanced in each case, without the consent of any [   ] Claimholder; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

(i) result in the aggregate principal amount of loans outstanding under the [   ] Loan Documents, after giving effect to such modification or Refinancing, exceeding $2,750,000,

(ii) increase the applicable margin or similar component of the interest rate by more than 3.00 percentage points per annum (excluding increases resulting from (i) increases in the underlying reference rate not caused by an amendment, supplement, modification or refinancing of the [   ] Loan Agreement, or (ii) the accrual of interest at the default rate),

(iii) modify or add any covenant or event of default under the [   ] Loan Documents that directly restricts any Grantor from making payments of the [   ] Obligations that would otherwise be permitted under the [   ] Loan Documents as in effect on the date hereof, or

(iv) contravene the provisions of this Agreement.

(b) The [   ] Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the [   ] Loan Agreement may be Refinanced in each case, without the consent of any [   ] Claimholder; provided, however, that the holders of such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

(i) result in the aggregate principal amount of loans outstanding under the [   ] Loan Documents, after giving effect to such modification or Refinancing, exceeding $660,000,

(ii) increase the applicable margin or similar component of the interest rate by more than 3.00 percentage points per annum (excluding increases resulting from (i) increases in the underlying reference rate not caused by an amendment, supplement, modification or refinancing of the [   ] Loan Agreement, or (ii) the accrual of interest at the default rate),

(iii) modify or add any covenant or event of default under the [   ] Loan Documents that directly restricts any Grantor from making payments of the [   ] Obligations that would otherwise be permitted under the [   ] Loan Documents as in effect on the date hereof, or

(iv) contravene the provisions of this Agreement.

5.3. Rights As Unsecured Creditors.

Except as otherwise expressly set forth in Section 2.3 or Section 3.1, the [   ] Claimholders and the [   ] Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the [   ] Loan Documents or the [   ] Loan Documents, as applicable, and applicable law.  Nothing in this Agreement shall prohibit the receipt by the [   ] Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the Exercise of Collateral Remedies by any [   ] Claimholders prior to the expiration of the Standstill Period.  Nothing in this Agreement shall prohibit the receipt by the [   ] Claimholders of the required payments of interest and principal.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the [   ] Claimholders may have with respect to the Collateral.  In the event that any [   ] Claimholder or [   ] Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor or otherwise, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the [   ] Obligations and [   ] Obligations subject to this Agreement.

5.4. When Discharge of [   ] Obligations Deemed to Not Have Occurred.

If at any time after the Discharge of [   ] Obligations has occurred, any Grantor thereafter enters into any Refinancing of any [   ] Loan Document evidencing a [   ] Obligation which Refinancing is permitted hereby and by the terms of the [   ] Loan Documents, then the obligations under such Refinancing [   ] Loan Document shall automatically be treated as [   ] Obligations for all purposes of this Agreement, including for purposes of the rights in respect of Collateral set forth herein.  Upon receipt of a notice stating that the Grantors have entered into a new [   ] Loan Document, the [   ] Claimholders shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Grantor or a majority-in-interest of the [   ] Claimholders shall reasonably request in order to provide to the [   ] Claimholders the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  If the new [   ] Obligations under the new [   ] Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the [   ] Obligations, then the [   ] Obligations shall be secured at such time by a pari passu Lien on such assets to the same extent provided in the [   ] Collateral Documents.

5.5. When Discharge of [   ] Obligations Deemed to Not Have Occurred.

If at any time after the Discharge of [   ] Obligations has occurred, any Grantor thereafter enters into any Refinancing of any [   ] Loan Document evidencing a [   ] Obligation which Refinancing is permitted hereby and by the terms of the [   ] Loan Documents, then the obligations under such Refinancing [   ] Loan Document shall automatically be treated as [   ] Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.  Upon receipt of a notice stating that the Grantor have entered into a new [   ] Loan Document, the [   ] Claimholders shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Grantor or a majority-in-interest of the [   ] Claimholders shall reasonably request in order to provide to the [   ] Claimholders the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  If the new [   ] Obligations under the new [   ] Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the [   ] Obligations, then the [   ] Obligations shall be secured at such time by a pari passu Lien on such assets to the same extent provided in the [   ] Collateral Documents.

SECTION 6.	Insolvency or Liquidation Proceedings.

6.1. [Reserved].

6.2. No Waiver.

Nothing contained herein shall prohibit or in any way limit any Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any of the other Claimholders in contravention of this Agreement.

6.3. Distribution of Debt Obligations.

If, in any Insolvency or Liquidation Proceeding of any Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed both on account of [   ] Obligations and on account of [   ] Obligations, then, to the extent the debt obligations distributed on account of the [   ] Obligations and on account of the [   ] Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations.

6.4. Post-Petition Claims.

(a) No [   ] Claimholder shall oppose or seek to challenge any claim by the any [   ] Claimholder for allowance in any Insolvency or Liquidation Proceeding of [   ] Obligations consisting of post-petition interest, fees, costs, charges or expenses.

(b) No [   ] Claimholder shall oppose or seek to challenge any claim by any [   ] Claimholder for allowance in any Insolvency or Liquidation Proceeding of [   ] Obligations consisting of post-petition interest, fees, costs, charges or expenses.

6.5. Effectiveness in Insolvency or Liquidation Proceedings.

This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.  All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 7.	Consent; Reliance; Waivers; Etc.

7.1. Consent to [   ] Loan Agreement.

By its execution hereof, [   ] hereby consents to the [   ] Loan Agreement and each other [   ] Loan Document, the incurrence of the indebtedness under the [   ] Loan Documents, the granting of the liens pursuant to the [   ] Collateral Documents and the other transactions contemplated by the [   ] Loan Documents (collectively, the “[   ] Transaction”) and agrees that notwithstanding anything in the [   ] Loan Agreement or any other [   ] Loan Document to the contrary, the execution and delivery of the [   ] Loan Documents by the Borrower and the performance of its obligations thereunder and the other [   ] Transactions shall not constitute a Default or Event of Default under the [   ] Loan Agreement.

7.2. Reliance.

The consent by the [   ] Claimholders to the execution and delivery of the [   ] Loan Documents and the grant to the [   ] Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on, prior to and after the date hereof by the [   ] Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.

7.3. No Warranties or Liability.

The [   ] Claimholders acknowledge and agree that the [   ] Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the [   ] Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The [   ] Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the [   ] Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The [   ] Claimholders acknowledge and agree that the [   ] Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the [   ] Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The [   ] Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective [   ] Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The [   ] Claimholders shall have no duty to any of the [   ] Claimholders, and the [   ] Claimholders shall have no duty to any of the [   ] Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including the [   ] Loan Documents and the [   ] Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.4. No Waiver of Lien Priorities; Marshaling.

Except as otherwise provided in this Agreement:

(a) No right of any [   ] Claimholders to enforce any provision of this Agreement or any [   ] Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any [   ] Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the [   ] Loan Documents or any of the [   ] Loan Documents, regardless of any knowledge thereof which the any [   ] Claimholder may have or be otherwise charged with.

(b) No right of any [   ] Claimholders to enforce any provision of this Agreement or any [   ] Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any [   ] Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the [   ] Loan Documents or any of the [   ] Loan Documents, regardless of any knowledge thereof which any [   ] Claimholder, may have or be otherwise charged with.

7.5. Obligations Unconditional.

Except as otherwise provided in this Agreement, all rights, interests, agreements and obligations of the [   ] Claimholders and the [   ] Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any [   ] Loan Documents or any [   ] Loan Documents or any setting aside or avoidance of any Lien;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the [   ] Obligations or [   ] Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any [   ] Loan Document or any [   ] Loan Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the [   ] Obligations or [   ] Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of this Agreement.

SECTION 8.	Miscellaneous.

8.1. Conflicts.

In the event of any conflict between the provisions of this Agreement and the provisions of the [   ] Loan Documents or the [   ] Loan Documents, the provisions of this Agreement shall govern and control.  The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to the Borrower in the [   ] Loan Documents and the [   ] Loan Documents.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability.

This Agreement shall become effective when executed and delivered by the parties hereto.  The [   ] Claimholders and the [   ] Claimholders each hereby waive any rights they may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (i) with respect to the [   ] Claimholders and the [   ] Obligations, on the date of the Discharge of [   ] Obligations, subject to the rights of the [   ] Claimholders under Section 5.5 and (ii) with respect to the [   ] Claimholders and the [   ] Obligations, on the date of the Discharge of [   ] Obligations, subject to the rights of the [   ] Claimholders under Section 5.4.

8.3. Amendments; Waivers.

No amendment, modification or waiver of any of the provisions of this Agreement by the [   ] Claimholders or the [   ] Claimholders shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that the Grantors’ obligations hereunder are directly and adversely affected in a material way.

8.4. Information Concerning Financial Condition of the Grantors and their Subsidiaries.

(a) The [   ] Claimholders, on the one hand, and the [   ] Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the [   ] Obligations or the [   ] Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the [   ] Obligations or the [   ] Obligations.  The [   ] Claimholders shall have no duty to advise any [   ] Claimholder of information known to them regarding such condition or any such circumstances or otherwise.  In the event any of the [   ] Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any [   ] Claimholder, it or they shall be under no obligation (w) to make, and the [   ] Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b) The Grantors by their acknowledgement hereto agree that any information provided to any [   ] Claimholder or any [   ] Claimholder may be shared by such Person with any [   ] Claimholder, any [   ] Claimholder notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the [   ] Loan Agreement and the [   ] Loan Agreement, as applicable.

8.5. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK TO THE EXTENT PERMITTED BY APPLICABLE LAW.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.6; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.6. Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.7. Further Assurances.

The [   ] Claimholders, and the [   ] Claimholders, and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as a majority-in-interest of [   ] Claimholders or a majority-in-interest of the [   ] Claimholders may reasonably request to effectuate the terms of this Agreement.

8.8. APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.9. Successors and Assigns.

(a) This Agreement shall be binding upon each of the Lenders and the Grantors and their respective successors and assigns and shall inure to the benefit of each of the Lenders and their respective successors, participants and assigns.

(b) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the [   ] Obligations or the [   ] Obligations, as the case may be, shall execute and deliver to each of the Claimholders a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement, provided, that if a Lender assigns or transfers a portion of the [   ] Obligations or the [   ] Obligations, as the case may be, to an affiliate controlled by or under common control with such Lender, such Lender shall cause such Person to become bound by the terms of this Agreement, but no notice of such assignment or transfer need be given by such Lender to the [   ] Claimholders or the [   ] Claimholders, as applicable, and such affiliate shall not be required to execute any written acknowledgment or agreement.  Unless and until the applicable Claimholders receive notice of such assignment or transfer by such Lender to an affiliate, such Claimholders shall only be obligated to give any notices hereunder to such Lender and otherwise deal with such Lender and any action by such Lender shall be binding on such assignee or transferee.

8.10. Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.11. Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.12. Authorization.

By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.13. No Third Party Beneficiaries.

This Agreement and the rights and benefits hereof shall bind each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the [   ] Claimholders and the [   ] Claimholders.  No other Person, including the Grantors, shall have or be entitled to assert rights or benefits hereunder.

8.14. Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the [   ] Claimholders on the one hand and the [   ] Claimholders on the other hand.  Nothing in this Agreement is intended to or shall impair the rights of the Borrower or any other Grantor, or the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the [   ] Obligations and the [   ] Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

[ ] [ ]. By: [ ] [ ] By: Name: Title:
Notice Address: [ ]

and with a copy to (which shall not constitute notice): [ ]

[ ] By: Name: Title: _____________________________________ Read and Approved by: [ ]
Notice Address: [ ]
with a copy to (which shall not constitute notice): [ ]

ACKNOWLEDGMENT

The Borrower hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agrees to recognize all rights granted by the Initial Intercreditor Agreement to the [   ] Claimholders and the [   ] Claimholders, waives the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agrees that it will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

TEL-INSTRUMENT ELECTRONICS CORP. By: Name: Title: